Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of LoJack Corporation on Form S-8 of our report dated March 18, 2004, appearing in the Annual Report on Form 10-K of LoJack Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 4, 2004